Exhibit 23.2

Deloitte & Touche LLP 200 Berkeley Street Boston, MA 02116 USA Tel: + 1 617 437 2000 Fax: + 1 617 437 2111 www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statements No. 333-192019, No. 333-165261, No. 333-155304, No. 333-138716, No. 333-130270, and this Post-Effective Amendment No. 2 to Registration Statements No. 333-120395, No. 333-118322, No. 333-95901, No. 333-89008, No. 333-43787 on Form S-8 of our report dated  February 28, 2014 (May 5, 2014 as to Notes 2g,  9 and 15), relating to the financial statements of Iron Mountain Incorporated, appearing in Iron Mountain Incorporated’s Current Report on Form 8-K dated May 5, 2014, and our report dated February 28, 2014 relating to the effectiveness of Iron Mountain Incorporated’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Iron Mountain Incorporated for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

January 21, 2015